UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported)	March 13, 2020

PATRICK INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Indiana	000-03922	35-1057796
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

107 W. Franklin Street, P.O. Box 638	Elkhart	Indiana	46515
(Address of Principal Executive Offices)			(Zip Code)

Registrant’s Telephone Number, including area code	(574)	294-7511

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	PATK	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).            Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As disclosed in a Current Report on Form 8-K of Patrick Industries, Inc. (the “Company”) filed with the Securities and Exchange Commission on November 20, 2019, effective on January 1, 2020, Andy Nemeth became the Chief Executive Officer and President of the Company and Todd Cleveland became the Executive Chairman of the Company.

In connection with Mr. Cleveland’s assuming the position of Executive Chairman, the Company and Mr. Cleveland (“Executive Chairman”) entered into an employment agreement on March 13, 2020 to be effective as of January 1, 2020 (the “Agreement”). The term of the Agreement continues until December 31, 2021, and is subject to automatic additional one year terms unless either the Company or Executive Chairman provides written notice at least thirty (30) days prior to the end of the term of his or its decision to terminate. The Agreement provides for Executive Chairman to report to the Board of Directors (the “Board”), perform such duties as are assigned or delegated to him by the Board and devote a majority of his business time to the Company. In addition, Executive Chairman will serve as Chairman of the Board during the term of the Agreement, subject to normal governance procedures relating to Board membership. Pursuant to the Agreement, Executive Chairman is entitled to: (i) an annual base salary, (ii) participate in the Company’s employee benefits as they are generally available to the Company’s executive officers, (iii) participate in the Company's annual non-equity incentive plan, and (iv) participate in the Company’s equity incentive plan. The Agreement also provides that Mr. Cleveland is also entitled to certain severance benefits in the event that his employment is terminated due to his Death or Disability or due to his termination by the Company without Cause, or by Executive Chairman for Good Reason (as such terms are defined in the Agreement), which includes, in certain circumstances, the satisfaction of any continuing employment vesting requirement (subject to the satisfaction of applicable performance criteria) and the payment of cash in lieu of bonus and/or equity incentive awards.
The Agreement also provides that Executive Chairman may not compete against the Company or solicit employees or customers from the Company during the term of the Agreement and continuing until the later of December 31, 2022, and the first anniversary of Executive Chairman’s termination of employment.
The foregoing description of the Agreement is a summary and is qualified in its entirety by reference to the Agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.
Item 9.01     Financial Statements and Exhibits.
(d)    Exhibit
10.1 Employment Agreement dated as of March 13, 2020 by and between the Company and Todd Cleveland.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRICK INDUSTRIES, INC.
(Registrant)

Date: March 18, 2020	By:	/s/ Joshua A. Boone
Joshua A. Boone
Vice President - Finance and Chief Financial Officer